UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

Darkstar Ventures, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

7 Eliezri St.,

Jerusalem

Israel

(Address of principal executive offices and Zip Code)

+972-73-259-2084

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Background

On June 5, 2019, Darkstar Ventures, Inc. (the "Company") entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $1,100,000 in three tranches, and the Company agreed to issue convertible debentures and a warrant to the Investor. Each tranche of the loan will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. Each tranche of the loan is convertible after six months into shares of the Company’s common stock at a conversion price equal to $0.003 per share. The SPA and the convertible debentures contain events of default, including, among other things, failure to repay the loan amount by the maturity date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the loan amount into shares of common stock.

The first tranche of the loan in the amount of $200,000 was provided upon signature of the SPA.

Second Tranche of the Loan

On October 23, 2019, following the effectiveness of the Company’s Registration Statement on Form S-4 in connection with its merger with Samsara Luggage, Inc., the Investor provided the second tranche of the loan in the amount of $300,000, and the Company signed a convertible debenture for the second tranche of the loan.

The funds are expected to be used to finance the Company’s activities through the closing of its merger with Samsara and to finance Samsara’s working capital needs until the closing of the merger.

The Company issued the convertible debenture for the second tranche of the loan under the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933. The Company expects that any issuance of shares of common stock pursuant to the terms of the convertible debenture will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder. This transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering, and the Investor had adequate access, through its relationships with the Company, to information about the Company.

The shares of common stock to be issued in the event of conversion of the loan will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARKSTAR VENTURES, iNC.

By	/s/ Avraham Bengio
	Name:	Avraham Bengio
	Title:	Chief Executive Officer

Date: October 24, 2019

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